DELTA OIL & GAS, INC.

BYLAWS AS AMENDED AND RESTATED
ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS ON
MARCH 8, 2010

BYLAWS

OF

DELTA OIL & GAS, INC.

AS AMENDED AND RESTATED MARCH 8, 2010

BYLAWS

OF

Delta Oil & Gas, Inc.

ARTICLE I
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Offices

     1.     Business Offices.  The principal office of the Corporation shall be located at 555 E. 10th Ave., Suit 101, Denver, Colorado 80203, and the Corporation may have one or more offices at such place or places within or without the U. S. continent as the Board of Directors may from time to time determine or as the business of the Corporation may require.

     2.     Registered Office.  The registered office of the Corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Corporation Code.

ARTICLE II
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Stockholders' Meetings

     1.     Annual Meetings.  The annual meetings of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held within six (6) months after the close of the fiscal year of the Corporation, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.

2. Special Meetings.

(a) A special meeting of stockholders may be called only by (i) the President or (ii) a majority of the Board of Directors and shall be called by the President upon the demand, in accordance with this Paragraph 2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.

(b) In order that the Corporation may determine the stockholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth all information about each such stockholder and any such beneficial owner that would be required to be set forth in a stockholder’s notice described in Paragraph 12(a)(ii) of Article II as if the notice related to an annual meeting.

(c) In order for a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, must be delivered to the Corporation. To be valid, each written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to Paragraph 2(b)), shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner, and shall set forth the name and address, as they appear in the Corporation’s books, of each such stockholder and any such beneficial owner signing such demand and the class and number of shares of the Corporation which are owned of record and/or beneficially by each such stockholder and any such beneficial owner, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within sixty days after the Demand Record Date.

(d) The Corporation shall not be required to call a special meeting upon stockholder demand unless, in addition to the documents required by Paragraph 2(c), the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below) pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, the following terms shall have the respective meanings set forth below:

(i) “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii) “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii) “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv) “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v) “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi) “Soliciting Stockholder” shall mean, with respect to any special meeting of stockholders demanded by a stockholder or stockholders, each of the following Persons:

(A) if the number of stockholders signing the demand or demands of meeting delivered to the Corporation pursuant to Paragraph 2(c) is ten or fewer, each Person signing any such demand; or

(B) if the number of stockholders signing the demand or demands of meeting delivered to the Corporation pursuant to Paragraph 2(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in Paragraph 2(c) had engaged or intends to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation).

A “Soliciting Stockholder” shall also mean each Affiliate of a Soliciting Stockholder described in clause (A) or (B) above who is a member of such Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Stockholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Paragraph 2(c) and/or the written agreement described in this Paragraph 2(d) to prevent the purposes of this Paragraph 2 from being evaded.

(e) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the President or the Board of Directors shall have called such meeting. In the case of any special meeting called by the President upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than sixty days after the Meeting Record Date (as defined in Article XI, Paragraph 3); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting, calculated as if the Demand Record Date were the record date for the special meeting, are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any special meeting, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(f) The Corporation may engage one or more regionally or nationally recognized independent inspectors of elections to act as agents of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days (as defined below) following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting calculated as if the Demand Record Date were the record date for the special meeting. Nothing contained in this Paragraph 2(f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

     3.     Place of Meetings.  Meetings of stockholders shall be held at such place or places as may be designated from time to time by the Board of Directors.

     4.     Notice of Meetings.  Except as otherwise provided by statute, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days prior thereto to each shareholder entitled to vote there at by delivering written or printed notice thereof to such shareholder personally or by depositing the same in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the Corporation; provided, however, that if the authorized shares of the Corporation are proposed to be increased, at least thirty (30) days notice in like manner shall be given.  The notice of all meetings shall state the place, day and hour thereof.  The notice of a special meeting shall, in addition, state the purposes thereof.

(a) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or signed waiver of notice either before or after such meeting.  Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

5.              Voting List.  At least ten (10) days before every meeting of stockholders, a complete list of the shareholders entitled to vote there at or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation.  Such list shall be open at the principal office of the Corporation to the inspection of any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting.  Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

6.              Organization.  The President or Vice President shall call meetings of stockholders to order and act as Chairman of such meetings.  In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meetings to order and a Chairman shall be elected by a majority of the stockholders entitled to vote thereat.  In the absence of the Secretary and Assistant Secretary of the Corporation, any person appointed by the Chairman shall act as secretary of such meetings.

7.              Agenda and Procedure.  The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda.  The Chairman shall be charged with the orderly conduct of all meetings of stockholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, the Articles of Incorporation or these Bylaws, Robert's Rule of Order (as last revised) shall govern the disposition of the matter.

8.               Quorum.  (a)  Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence at the meetings of stockholders of the Corporation, presence at the commencement of such meetings in person or by proxy of the stockholders holding of record 33.334% of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.  The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b)    Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting.

9.              Adjournment.  When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

10.            Voting.  (a)  Each shareholder shall at every meeting of stockholders, or with respect to corporate action which may be taken without a meeting, be entitled to one vote for each share of stock having voting power held of record by such shareholder on the record date designed thereof pursuant to section 3 of Article XI of these Bylaws (or the record date established pursuant to statute in the absence of such designation); provided that the cumulative system of voting for the election of directors or for any other purpose shall not be allowed.

(b)  Each shareholder so entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy executed in writing by such shareholder (or by his duly authorized attorney in fact) and delivered to the secretary of the meeting (or if there is no meeting to the Secretary of the Corporation); provided that no such proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period.

(c)  When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, or the Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

11.            Inspectors.  The Chairman of the meeting may at any time appoint one (1) inspector to serve at a meeting of the stockholders.  Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented.  The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

12.           Notice of Stockholder Business and Nomination of Directors.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Paragraph 12 of Article II and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Paragraph 12 of Article II. The preceding clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Paragraph  12(a)(i)(C) of Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be received by the Secretary of the Corporation at the principal offices of the Corporation not less than the ninetieth (90th) day nor more than the one hundred twentieth (120th) day prior to the first annual anniversary of the date set forth in the Corporation’s proxy statement for the immediately preceding annual meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that if the date for which the annual meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding annual meeting, then notice by the stockholder to be timely must be received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the later of (A) the ninetieth (90th) day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder notice as described above. Such stockholder’s notice shall be signed by the stockholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (I) the name and address, as they appear on this Corporation’s books, of such stockholder and any such beneficial owner; (II) the Share Information (as described below) relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (III) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by Proxy at the meeting to make the nomination or introduce the other business specified in the notice; (IV) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the ‘Securities Act”), if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act and (5) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; (VI) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such stockholder and any such beneficial owner for asserting that such directors may be removed for cause; and (VII) in the case of any other business that such stockholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (2) the reasons of such stockholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such stockholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder. In the case of any proposed nomination for election or re-election as a director, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of these Bylaws, the term “Share Information” shall mean (1) the class or series and number of shares of the Corporation that are owned, directly or indirectly, of record and/or beneficially by a stockholder, any beneficial owner on whose behalf the stockholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of stock or series thereof, whether or not such instrument or right shall be subject to settlement in the underlying class of stock or series thereof or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any Proxy, agreement, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fee) that such stockholder, any such beneficial owner and any of their respective Affiliates are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household.

(iii) Notwithstanding anything in the second sentence of Paragraph 12(a)(ii) of Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the Anniversary Date, a stockholder’s notice required by this Paragraph  12 of Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a special meeting as shall have been described in the notice of meeting sent to stockholders pursuant to Paragraph 2 of Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Paragraph 12 of Article II. Any stockholder desiring to nominate persons for election to the Board of Directors at such a special meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (I) the ninetieth (90th) day prior to such special meeting and (II) the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the stockholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on the Corporation’s books, of such stockholder and any such beneficial owner; (2) the Share Information relating to each such stockholder and beneficial owner (which Share Information shall be supplemented by such stockholder and any such beneficial owner not later than ten days after the meeting record date to disclose such Share Information as of the meeting record date); (3) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by Proxy at the meeting to make the nomination specified in the notice; (4) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (5) the name and residence address of the person or persons to be nominated; (6) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question; (7) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (8) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act; and (9) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected. In no event shall any adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only persons who are nominated by the Board of Directors or in accordance with the procedures set forth in this Paragraph 12 of Article II shall be eligible to serve as directors. Only such business shall be conducted at an annual meeting or special meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Paragraph 12 of Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Paragraph 12 of Article II and, if any proposed nomination or business is not in compliance with this Paragraph 12 of Article II, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Paragraph 12 of Article II, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Paragraph 12 of Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 12 of Article II. Nothing in this Paragraph 12 of Article II shall be deemed to limit the Corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

ARTICLE III
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Board of Directors

1.              Election and Tenure.  The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of stockholders by plurality vote.  Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

2.              Number and Qualification.  The Board of Directors shall consist of not less than two nor more than nine members, unless and until otherwise determined by vote of a majority of the entire Board of Directors.  The number of Directors shall not be less than two (2), unless all of the outstanding shares of stock are owned beneficially and of record by less than two (2) stockholders, in which event the number of directors shall not be less than the number of stockholders or the minimum permitted by statute.

3.              Organization Meetings.  As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization, selection of a Chairman of the Board, election of officers and the transaction of any other business.

4.              Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Board of Directors and specified in the notice of such meeting.

5.              Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the President or Secretary on the written request of any two (2) directors.

6.              Place of Meetings.  Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors or fixed by the Chairman of the Board and as shall be designated in the notice of the meeting.

7.              Notice of Meetings.  Notice of each meeting of directors, whether organizational, regular or special, shall be given to each director.  If such Notice is given either (a) by delivering written or printed Notice to a director personally or (b) by telephone personally to such director, it shall be so given at least two (2) days prior to the meeting.  If such Notice is given either (a) by depositing a written or printed Notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram or facsimile in all cases directed to such director at his residence or place of business, it shall be so given at least four (4) days prior to the meeting.  The Notice of all meetings shall state the place, date and hour thereof, but need not, unless otherwise required by statute, state the purpose or purposes thereof.

8.              Election.  Except as may otherwise be provided herein or in the Certificate of Incorporation by way of cumulative voting rights, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

9.              Quorum.  A majority of the number of directors fixed by paragraph 2 of this Article III shall constitute a quorum at all meetings of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

10.              Organization, Agenda and Procedure.  The Chairman of the Board or in his absence any director chosen by a majority of the directors present shall act as Chairman of the meetings of the Board of Directors.  In the absence of the Secretary and Assistant Secretary, any person appointed by the Chairman shall act as secretary of such meetings. The agenda of and procedure for such meetings shall be as determined by the Board of Directors.

11.              Resignation.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

12.              Removal.  Except as otherwise provided in the Articles of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for such purpose.  The vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting or, if the stockholders at such meeting shall fail to fill such vacancy, by the Board of Directors as provided in paragraph 12 of this Article III.

13.              Vacancies.  Except as provided in paragraph 11 of this Article III, any vacancy occurring for any reason in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors.   Any directorship to be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of stockholders called for that purpose.  A director elected to fill a vacancy shall be elected for the un-expired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal.  A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

14.              Executive Committee.  The Board of Directors, by resolution adopted by a majority of the number of directors fixed by paragraph 2 of this Article III, may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

15.              Compensation of Directors.  Each director may be allowed such amount per annum or such fixed sum for attendance at each meeting of the Board of Directors or any meeting of an executive committee, or both, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of his duties.  Nothing herein contained shall be construed to preclude any other capacity and receiving proper compensation therefor.

16.              Duties and Powers.  The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

ARTICLE IV
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1.             Director Action Without Meeting.  Unless the Articles of Incorporation provide otherwise, action required or permitted by the Colorado Business Corporation Act to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

2.               Stockholder Action Without Meeting.

(a) To be valid, each expression of consent to corporate action in writing (a “Consent”) shall be in writing; shall set forth the specific corporate action to be taken (which corporate action or actions shall be limited to the action or actions set forth in the written request to set a Consent Record Date  (as defined below) received by the corporation pursuant to Paragraph 3(c) of Article XI); shall be signed by one or more persons who as of the Consent Record Date are stockholders of record (or their duly authorized proxies); shall bear the date of signature of each such stockholder (or their duly authorized proxies); shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such Consent and the class and number of shares of the Corporation that are owned of record by each such stockholder; in the case of a Person who is not a stockholder of record, shall be accompanied by a Proxy or proxies evidencing each such Person’s appointment as a Proxy for the applicable stockholder of record; and shall be sent to the inspectors of elections engaged by the Corporation pursuant to this Paragraph 2(c) of Article IV in accordance with the provisions of Paragraph 2(d) of Article IV.  Without limiting the foregoing, no Consent shall be valid unless, within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to Paragraph 2 of Article IV; provided, however, that if the Corporation or a Consent Soliciting Stockholder (as defined below) (whichever is soliciting Consents) has requested a Preliminary Consent Report (as defined below) that is pending on such 60th day pursuant to Paragraph 2(e) of Article IV, then such Consents shall be valid if Consents representing the requisite number of shares subject to valid and unrevoked Consents to express such corporate action are delivered to the Corporation pursuant to this Paragraph 2 at such time as such inspectors issue the Final Consent Report (as defined below) relating to the pending Preliminary Consent Report pursuant to Paragraph 2(f) of Article IV or Paragraph 2(g) of Article IV. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Colorado Business Corporation Act as to the validity of Consents and revocations thereof.

(b) Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to Paragraph 2(f) of Article IV or Paragraph 2(g) of Article IV or (ii) sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Stockholder, (C) to a proxy solicitor or other agent designated by the Corporation or any Consent Soliciting Stockholder and/or (D) the inspectors of elections engaged by the Corporation pursuant to Paragraph 2(c) of Article IV.

(c) Within three (3) Business Days after a Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, the Corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of Consents and revocations thereof and (ii) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver Consents and revocations thereof to such inspectors pursuant to Paragraph 2(d) of Article IV. Except as provided in Paragraph 3(c)(ii) of Article XI, the cost of retaining inspectors of election shall be borne by the Corporation.

(d) The Corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver Consents and revocations thereof to the inspectors within two (2) Business Days after receipt. As soon as the inspectors receive Consents and/or revocations thereof, the inspectors shall review the Consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked Consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the Corporation and the Consent Soliciting Stockholders stating: (i) the number of shares subject to valid Consents; (ii) the number of shares subject to valid revocations of Consents; (iii) the number of shares subject to valid and unrevoked Consents; (iv) the number of shares subject to invalid Consents; (v) the number of shares subject to invalid revocations of Consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked Consents has been obtained to express the corporate action specified in the Consents; and (vii) the latest date the inspectors received Consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(e) As soon as practicable after a written request therefor by the Corporation or a Consent Soliciting Stockholder (whichever is soliciting Consents), notice of which request shall be given to the Corporation and any parties opposing the Solicitation of Consents, if any, which request shall state that the Corporation or the Consent Soliciting Stockholders, as the case may be, has a good faith belief that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents has been received in accordance with the Articles of Incorporation and these Bylaws, the inspectors shall issue and deliver to the Corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the Corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report after the 60th day after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI. Unless the Corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Consent Soliciting Stockholders shall have two (2) Business Days after receipt of the Preliminary Consent Report to review the Consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(f) If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders and either (i) the date that is two (2) Business Days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI or (ii) the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number or shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Paragraph 2(e) of Article IV.

(g) If the Corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the Corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) Business Days after receipt of the Preliminary Consent Report by the Corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the

Corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of Consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI or (ii) the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 2(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained, then the inspectors shall as promptly as practicable issue to the Corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such Consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI, Consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was obtained. If the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Paragraph 3(c) of Article XI and the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the Corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked Consents to express the corporate action specified in the Consents was not obtained, and the Corporation or the Consent Soliciting Stockholders (whichever is soliciting Consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Paragraph 2(e) of Article IV.

(h) Simultaneously with the delivery of any Final Consent Report to the Corporation pursuant to Paragraph 2(f) of Article IV or Paragraph 2 (g) of Article IV, the inspectors shall deliver all valid and unrevoked Consents to the Corporation, which shall constitute delivery of such Consents to the corporation for purposes of Section 7-107-104 of the Colorado Business Corporation Act and the Articles of Incorporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

(i) As to any Consent, if, prior to the issuance of a Final Consent Report and delivery of Consents to the Corporation, all Consent Soliciting Stockholders notify the Corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the Consents, then the Consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such Consents to the Corporation.

ARTICLE V
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Officers

1.              Election and Tenure.  The Board of Directors annually shall elect a President, a Secretary, and a Treasurer.  The Board of Directors may also elect or appoint such Vice Presidents, other officers and assistant officers as may be determined by the Board of Directors.  The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents, or employees.  Any two or more offices may be held by the same person, except the offices of President and Secretary.  Each officer so elected or appointed shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal.

2.              Resignation, Removal and Vacancies.  Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President.  Such resignation shall take effect on the date specified therein and no acceptance of the same shall be necessary to render the same effective.  Any officer may at any time be removed the by the affirmative vote of a majority of the number of directors specified in section 2 of Article III of these Bylaws, or by an executive committee thereunto duly authorized.  If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.  An Officer appointed to fill a vacancy shall be appointed for the un-expired term of his predecessor in office and shall continue in office until his successor shall be elected or appointed and shall qualify, or until his earlier death, resignation or removal.

3.              President.  The President shall be the chief executive officer of the Corporation.   He shall preside at all meetings of the stockholders and shall have general and active management of the business of the Corporation.  He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors.

4.              Vice President.  The Vice President shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or by the President.  In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there by more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.              Secretary.  The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including without limitation the duty and power to give notice of all Meetings of Stockholders and the Board of Directors, to attend such meetings and keep a record of the proceedings, and to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

6.              Treasurer.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and shall render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

7.              Assistant Secretaries.  The Assistant Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary.  In the absence, inability or refusal to act of the Secretary, the Assistant Secretaries in the order determined by the Board of Directors shall perform the duties and exercise the powers of the Secretary.

8.              Assistant Treasurers.  The Assistant Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President, or the Treasurer.  In the absence, inability or refusal to act of the Treasurer, the Assistant Treasurers, in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the Treasurer.

9.              Bond of Officers.  The Board of Directors may require any officer to give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation, for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his belonging to the Corporation.

10.            Salaries.  Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE VI
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Indemnification

1.              Third Party Actions.  The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.              Derivative Actions.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

3.              Extent of Indemnification.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4.              Determination.  Any indemnification under sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2 of this Article VI.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

5.              Payment in Advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 4 of this Article VI upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

6.              Insurance.  The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

7.              Other coverage.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, the Colorado Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE VII
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Execution of Instruments; Loans;
Checks and Endorsements; Deposits; Proxies

1.              Execution of Instruments.  The President or any Vice President shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these

Bylaws of where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2.              Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a standing committee designated by the Board of Directors so to act.  Such authority may be general or confined to specific instances.  When so authorized, the officer or officers thereunto authorized may effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans (and any obligations incident thereto) of the Corporation, may mortgage, pledge, or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the Corporation, and to that end may execute and deliver such instruments as may be necessary or proper in the premises.

3.              Checks and Endorsements.  All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4.              Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5.              Proxies.  Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President may from time to time appoint one or more agents or attorneys in fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation, association or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, association or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII
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Shares of Stock

1.                Regulation.  Shares of stock of the Corporation may be certificated or uncertificated (i.e., book entry), as provided under the Colorado Business Corporation Act.  Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock, whether certificated or uncertificated, of the Corporation, including the issuance of new certificates for lost or destroyed certificates and the appointment of transfer agents and registrars.

             2.                Form of Shares.  Shares that are issued in certificated form shall exhibit the holder's name and number of shares and shall be signed by the President or Vice President, and by the Treasurer or the Secretary.  If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any officer may be facsimile.  Facsimile signatures may be of the officers of the Corporation designated above who are officers at the time of the issuance of the certificates or who were such at the time of the printing or engraving of the certificates whether or not the person has continued to hold that office.  The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and/or restrictions thereon shall be set forth in full or summarized on the face or back of any certificate which the Corporation shall issue to represent a class or series of stock, provided that, except as provided to the contrary by the Colorado Business Corporation Act, in lieu of the foregoing requirements there may be set forth on the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests a summary of such powers, designations, preferences and/or rights and the qualifications, limitations and/or restrictions thereon.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing certain information required by the Colorado Business Corporation Act to be set forth or stated on certificates or shall send to such registered owner a statement that the Corporation will furnish such information without charge to each stockholder upon request.

  3.              Record.  A record shall be kept of the name of each person or entity holding the stock of the Corporation.  In the event that such shares have been certificated, the record shall include the number of shares represented by each certificate, the date of issuance thereof, and, in the case of cancellation, the date of cancellation.  The person or entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

  4.              Transfer of Stock.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and, if such shares are certificated, on the surrender of the certificate or certificates for such shares properly endorsed.

5.              Transfer Agents and Registrars; Regulations. The Board of Directors may appoint one or more transfer agents or registers with respect to shares of the stock of the Corporation.  The Board of Directors may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6.              Lost, Destroyed or Mutilated Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate previously issued by it, alleged to have been lost or destroyed.  On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.  A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

ARTICLE IX
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Corporate Seal
             1.            Corporate Seal.  The corporate seal shall be in such form, as shall be approved by resolution of the Board of Directors.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.  The impression of the seal may be made and attested by either the Secretary or an Assistant Secretary for the authentication of contracts or other papers requiring the seal.

ARTICLE X
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Fiscal Year

                1.             Fiscal Year.  The fiscal year of the Corporation shall be such year as shall be established by the Board of Directors.

ARTICLE XI
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Corporate Books and Records

1.              Corporate Books.  The books and records of the Corporation may be kept within or without the State of Colorado at such place or places as may be from time to time designated by the Board of Directors.

2.              Addresses of Stockholders.  Each shareholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent, an address to which notices from the Corporation, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at his address last known to the Secretary or transfer agent.

 3.              Record Date.

(a) The Board of Directors may fix in advance a date not less than ten days and not more than sixty days prior to the date of an annual meeting or special meeting as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The stockholders of record on the Meeting Record Date shall be the stockholders entitled to notice of and to vote at the meeting. When a determination of stockholders entitled to notice of and to vote at any annual meeting or special meeting has been made as provided in this Paragraph 3 of Article XI, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b) The Board of Directors may also fix in advance a date as the record date for the purpose of determining stockholders entitled to take any other action or determining stockholders for any other purpose. Such record date shall not be more than sixty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the Board of Directors does not fix a record date for the determination of stockholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), then the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

(c) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting (the “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and such date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten days after the date on which such a request is received by the Secretary, then the Consent Record Date shall be the 10th day after the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall comply with each of the following:

(i) Such written request shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation’s books, of each such stockholder and any such beneficial owner who seeks to have the stockholders express consent to corporate action in writing without a meeting; (B) the Share Information relating to each such stockholder and beneficial owner; (C) a representation that each such stockholder is a holder of record of shares of the Corporation entitled to vote at a meeting of stockholders; (D) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (E) the manner in which each such stockholder and any such beneficial owner intend to comply with Regulation 14A under the Exchange Act in seeking to have the stockholders express consent to corporate action in writing without a meeting; (F) in the case of any such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, (1) the name and residence address of the person or persons each such stockholder and any such beneficial owner are seeking to elect or re-elect as a director, (2) a description of all agreements, arrangements or understandings between each such stockholder and any such beneficial owner and each person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director and any other person or persons (naming such person or persons) pursuant to which such stockholder and any such beneficial owner are seeking to elect or re-elect such person as a director, including without limitation any agreement, arrangement or understanding with any person as to how each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, if elected as a director of the corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act if such stockholder and beneficial owner, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and each person such stockholder and beneficial owner are seeking to elect or re-elect as a director were a director or executive officer of such registrant, (4) such other information regarding each person such stockholder and beneficial owner are seeking to elect or re-elect as a director as would be required to be disclosed in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, and (5) the written consent of each such person to serve as a director of the Corporation if so elected; (G) in the case of any such stockholder and any such beneficial owner seeking to remove a director by the stockholders expressing consent to corporate action in writing without a meeting, (1) the names of the director(s) each such stockholder and any such beneficial owner are seeking to remove and (2) the reasons of each such stockholder and any such beneficial owner for asserting that such director(s) may be removed for cause; and (H) in the case of any such stockholder and any such beneficial owner seeking to authorize or take any other corporate action by the stockholders expressing consent to corporate action in writing without a meeting, (1) a brief description of the corporate action desired to be authorized or taken and, if such corporate action includes an amendment to these Bylaws, the language of the proposed amendment, (2) the reasons of each such stockholder and any such beneficial owner for authorizing or taking such corporate action, (3) any material interest in such corporate action of each such stockholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such stockholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder. In the case of any such stockholder and any such beneficial owner seeking to elect or re-elect a director by the stockholders expressing consent to corporate action in writing without a meeting, the Corporation may require any person such stockholder and any such beneficial owner are seeking to elect or re-elect as a director to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

(ii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder (as defined below) pursuant to which each Consent Soliciting Stockholder, jointly and severally, agrees to pay the Corporation’s costs relating to such Consent Soliciting Stockholder seeking to have the stockholders express consent to corporate action in writing without a meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if the Consent Soliciting Stockholder obtains the requisite number of shares subject to valid and unrevoked Consents (as defined in Paragraph 2(c) of Article IV) to express the corporate action referred to therein in accordance with these Bylaws, then the Consent Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, “Consent Soliciting Stockholder” shall mean each of the following Persons:

(A) if the number of stockholders signing the Consent or Consents is ten or fewer, each Person signing any such Consents; or

(B) if the number of stockholders signing the Consent or Consents is more than ten, each Person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Paragraph 3(c) had engaged or intends to engage in any Solicitation of Consents and/or Proxies for expressing consent to corporate action in writing without a meeting (other than a Solicitation of Consents and/or Proxies on behalf of the corporation).

A “Consent Soliciting Stockholder” shall also mean each Affiliate of a Consent Soliciting Stockholder described in clause (A) or (B) above who is a member of such Consent Soliciting Stockholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Consent Soliciting Stockholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Paragraph 3(c)(i) and/or the written agreements described in this Paragraph 3(c)(ii) and Paragraph 3(c)(iii) to prevent the purposes of this Paragraph 3 (c) and Paragraph 2(c) of Article IV from being evaded.

(iii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Paragraph 2(c) of Article IV within two (2) Business Days after receipt all Consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent.

4.              Audits of Books and Accounts.  The corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

ARTICLE XII
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Emergency Bylaws

1.              Emergency Bylaws.  The Board of Directors may adopt emergency Bylaws in accordance with and pursuant to the provisions therefor from time to time set forth in the Colorado Corporation Code.

ARTICLE XIII
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Amendments

1.              Amendments.  All Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws may be added, by the affirmative vote of a majority of a quorum of the members of the Board of Directors at any regular or special meeting.